UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VCG Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1157022
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

390 Union Boulevard, Suite 540
Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates	333-99379
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered

VCG Holding Corp. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder to the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No.
333-99379), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2002, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.   Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 26, 2007

VCG Holding Corp.

By:	/s/ Brent Lewis
Name: Brent Lewis
Title: Chief Financial Officer